Exhibit 3.1
FIRST AMENDMENT TO
SIXTH AMENDED AND RESTATED AGREEMENT
OF
LIMITED PARTNERSHIP
OF
LEPERCQ CORPORATE INCOME FUND L.P.

THIS FIRST AMENDMENT TO SIXTH AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP of LEPERCQ CORPORATE INCOME FUND L.P., dated and effective as of July 12, 2021 (the “First Amendment Effective Date”), is entered into by and among Lex GP-1 Trust (f/k/a/ Lex GP-1, Inc.), a Delaware statutory trust, as the general partner of the partnership (the “General Partner”), Lex LP-1 Trust (f/k/a/ Lex LP-1, Inc.), a Delaware statutory trust, as the initial limited partner of the Partnership (the “Initial Limited Partner”), the Persons who have been previously admitted to the Partnership as Special Limited Partners and are a signatory hereto, constituting the holders of a majority of Partnership Units held by the Special Limited Partners. Capitalized terms used herein, but not defined herein shall have the meanings ascribed to such terms in the Sixth Amended and Restated Limited Partnership Agreement of the Partnership, dated and effective as of December 30, 2013 (the “Partnership Agreement”).
WITNESSTH

WHEREAS, the original Certificate of Limited Partnership of the Partnership was filed with the Delaware Secretary (as defined herein) on March 14, 1986 in connection with the formation of the Partnership (the “Original Certificate”).
WHEREAS, the Original Certificate was subsequently amended by the filing with the Delaware Secretary of the following: (i) that certain Amended and Restated Certificate of Limited Partnership filed on October 12, 1993, (ii) that certain Certificate of Amendment to Certificate of Limited Partnership filed on October 26, 2001, (iii) that certain Second Amended and Restated Certificate of Limited Partnership filed on August 20, 2002, (iv) that certain Certificate of Amendment to Certificate of Limited Partnership filed on July 24, 2007, (v) that certain Certificate of Amendment Changing Only the Registered Office or Registered Agent of a Limited Partnership filed on November 13, 2012, and (vi) that certain Certificate of Amendment Changing Only the Registered Office or Registered Agent of a Limited Partnership filed on September 16, 2013.
WHEREAS, a limited partnership agreement was entered into by certain of the Partners as of March 14, 1986, which was subsequently amended and/or amended and restated from time to time to, among other things, admit Partners under and pursuant to (i) that certain First Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of October 12, 1993, (ii) that certain Second Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of October 12, 1993, (iii) that certain Third Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of August 1, 1995, (iv) that certain Fourth Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of May 22, 1996, (v) that certain Fifth Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of December 31, 1996, (vi) that certain Amendment No. 1 to the Fifth Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of December 31, 2000, (vii) that certain First Amendment to the Fifth Amended and Restated Agreement of Limited Partnership of the Partnership, dated and effective as of June 19, 2003, (viii) that certain Second Amendment to the Fifth Amended and Restated Agreement of Limited Partnership of the Partnership, effective as of June 30, 2003, (ix) that certain Third Amendment to the

Fifth Amended and Restated Agreement of Limited Partnership of the Partnership, effective as of December 31, 2003, (x) that certain Fourth Amendment to the Fifth Amended and Restated Agreement of Limited Partnership of the Partnership, dated and effective as of October 28, 2004, (xi) that certain Fifth Amendment to the Fifth Amended and Restated Agreement of Limited Partnership of the Partnership, dated and effective as of December 8, 2004, (xii) that certain Sixth Amendment to the Fifth Amended and Restated Agreement of Limited Partnership of the Partnership, dated and effective as of January 3, 2005, (xiii) that certain Seventh Amendment to the Fifth Amended and Restated Agreement of Limited Partnership of the Partnership, dated and effective as of November 2, 2005, (xiv) that certain Eighth Amendment to the Fifth Amended and Restated Agreement of Limited Partnership of the Partnership, effective as of March 26, 2009, and (xv) that certain Sixth Amended and Restated Agreement of Limited Partnership of the Partnership, effective as of December 30, 2013 (collectively, the “Prior Agreements”).
WHEREAS, Section 14.1 of the Partnership Agreement provides for the amendment of the Partnership Agreement with the consent of the General Partner, the Initial Limited Partner and the Special Limited Partners representing a majority of the Partnership Units held by such Special Limited Partners.
WHEREAS, this Amendment is being entered into to amend the Partnership Agreement to clarify the rights of the General Partner and to add a redemption right of the Special Limited Partners.
WHEREAS, nothing in this Amendment (i) converts any Limited Partner’s interest in the Partnership into a general partner interest, (ii) modifies the limited liability of any Limited Partner in a manner adverse to such Partner, (iii) alters or modifies the Redemption Right and REIT Shares Amount as set forth in Section 8.4 of the Partnership Agreement in a manner adverse to any Partner, or (iv) amends Section 14.1.C of the Partnership Agreement.
WHEREAS, the undersigned Special Limited Partners own a majority of Partnership Units held by the Special Limited Partners.
NOW THEREFORE, in consideration of the mutual promises herein contained, the parties hereto hereby agree as follows:
Section 1.    Article 1 of the Partnership Agreement is hereby amended by adding the following defined terms in alphabetical order:
“In-Kind Redemption” shall have the meaning set forth in Section 8.5 hereof.
“In-Kind Redemption Assets” means all right, title and interest in and to the limited liability company interests in OP Holdco LLC, a Delaware limited liability company.
“In-Kind Redeeming Partner” shall mean the Special Limited Partners and their Affiliates set forth on Exhibit E hereto.
“Redemption Agreement” means a redemption agreement with respect to the In-Kind Redemption entered into on or around the First Amendment Effective Date and agreed to by the Partnership and the In-Kind Redeeming Partners.

Section 2.    Section 7.3 of the Partnership Agreement is hereby amended by deleting it in its entirety and replacing it with the following:
Section 7.3    Restrictions on Authority. Without the consent of the holders of a majority of the outstanding Partnership Units held by the Special Limited Partners, the General Partner may not consent to the Partnership participating in any merger, consolidation or other combination with or into another Person or sale of all or substantially all of its assets; provided, however, that, following the In-Kind Redemption, the General Partner may cause the Partnership to participate in any merger, consolidation or other combination with or into another Person or sale of all or substantially all of its assets without any further act, vote or approval of any Limited Partner or other Person.
Section 3.    Section 8.3 of the Partnership Agreement is hereby amended by deleting it in its entirety and replacing it with the following:
Section 8.3    Return of Capital.
Except pursuant to the rights of redemption set forth in Section 8.4 and Section 8.5, no Partner shall be entitled to the withdrawal or return of its Capital Contribution, except to the extent of distributions made pursuant to this Agreement or upon termination of the Partnership as provided herein.
Section 4.    Article 8 of the Partnership is hereby amended by adding the following after Section 8.4:
Section 8.5    Special Limited Partner In-Kind Redemption. On the First Amendment Effective Date, each In-Kind Redeeming Partner agrees that the Partnership shall redeem all of the Partnership Units held by the In-Kind Redeeming Partners (an “In-Kind Redemption”) pursuant to the Redemption Agreement. An In-Kind Redeeming Partner shall have no right, with respect to any Partnership Units, to receive any distributions paid after the First Amendment Effective Date. Each of the Special Limited Partners listed on Exhibit E hereto hereby represents and warrants to the Partnership and the General Partner that each In-Kind Redeeming Partner identified as such on Exhibit E hereto is an Affiliate by contract.
Section 5.    Surender of Partnership Units. Upon completion of the In-Kind Redemption pursuant to the Redemption Agreement, each In-Kind Redeeming Partner shall surrender its Partnership Units and all right, title and interest therein and shall cease to be a limited partner of the Partnership or to have any interest therein, and the redeemed Partnership Units shall be automatically cancelled.
Section 6.    Section 11.6.D of the Partnership Agreement is hereby amended by deleting it in its entirety and replacing it with the following:
D. If any Partnership Unit is transferred or assigned in compliance with the provisions of this Article 11, or redeemed or transferred pursuant to Section 8.4 or Section 8.5 on any day other than the first day of a Partnership Year, then Net Income, Net Losses, each item thereof and all other items attributable to such Partnership Unit for such Partnership Year shall be allocated to the transferor Partner, the Redeeming Partner, or In-Kind Redeeming Partner, as the case may be, and, in the case of a transfer or assignment other than a redemption, to the transferee Partner, by taking into account their varying interests during the Partnership Year in accordance with Section 706(d) of the Code, using the interim closing of the books method. Solely for purposes of making such allocations, each of such items for the calendar month in which a transfer or assignment occurs shall be allocated to the transferee Partner, and none of such items for the calendar month in which a transfer or a redemption occurs shall be allocated to the transferor Partner, the Redeeming Partner, or the In-Kind Redeeming Partner, as the case may be. All distributions of Operating Cash Flow attributable to such Partnership Unit with respect to which the Partnership Record Date is before the date of such transfer, assignment or redemption shall be made to the transferor Partner, the Redeeming Partner, or the In-Kind Redeeming Partner, as the case may be, and, in the case of a transfer or assignment other than a redemption, all distributions of Operating Cash Flow thereafter attributable to such Partnership Unit shall be made to the transferee Partner.
    Section 6.    Section 14.1.A of the Partnership Agreement is hereby amended by deleting it in its entirety and replacing it with the following:
A. This Agreement may be amended with the consent of the General Partner and the Initial Limited Partner, but such amendments shall not require the approval of any Additional Limited Partners except as set forth in Section 14.1.C hereof.
    Section 7.    The Partnership Agreement is hereby amended by adding an “Exhibit E” after “Exhibit D” thereto in the form of Exhibit A hereto.
Section 8.    Except as amended hereby, the Partnership Agreement shall remain unchanged and in full force and effect.
    Section 9.    This Amendment shall be construed and enforced in accordance with and governed by the laws of the State of Delaware, without regard to the principles of conflicts of law.
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IN WITNESS WHEREOF, the parties hereto have executed this Amendment on behalf of the Partnership in accordance with the provisions of Section 14.1 of the Partnership Agreement as of the date first written above.

GENERAL PARTNER: Lex GP-1 Trust By /s/ Joseph Bonventre Name: Joseph Bonventre Title: Vice President	INITIAL LIMITED PARTNER: Lex LP-1 Trust By /s/ Joseph Bonventre Name: Joseph Bonventre Title: Vice President

SPECIAL LIMITED PARTNERS:

THE E. ROBERT ROSKIND FAMILY L.P. By: E. Robert Roskind, general partner By: /s/ E. Robert Roskind Name: E. Robert Roskind Title: General Partner Date: 7/12/2021	THE LCP GROUP, L.P. By: Third Lero Corp., general partner By: /s/ E. Robert Roskind Name: E. Robert Roskind Title: President Date: 7/12/2021
DOUGLAS S. ALTABEF REVOCABLE TRUST By: /s/ Douglas S. Altabef Name: Douglas S. Altabef Title: Trustee Date: 7/7/2021	EDWARD C. WHITING LIVING TRUST DATED MARCH 19, 2008 By: /s/ Edward S. Whiting Name: Edward C. Whiting Title: Trustee Date: 7/8/21
/s/ Ellen C. Monk Ellen C. Monk Date: 7/12/2021

EXHIBIT A
TO
FIRST AMENDMENT
TO
SIXTH AMENDED AND RESTATED AGREEMENT

Exhibit E

In-Kind Redeeming Partners

The E. Robert Roskind Family L.P.
The LCP Group L.P.
Third Lero Corp.
Edward Robert Roskind
Barnes Properties, Inc.
Roskind 2005 Family Trust
Diane Roskind
Scott Roskind
E. Robert Roskind 2001 Trust
David Walsh
Herbert G. Roskind
Douglas S. Altabef Revocable Trust
Ellen C. Monk
Joanna Page Monk
Jonathan Monk
Exhibit D